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                                                                    EXHIBIT 99.1

                                     CONSENT

     I hereby consent to the use of my name, the description of my intention to join the Board of Directors of Accredited Home Lenders Holding Co. (the "Company"), and the description of my background under the heading "Management" and elsewhere in the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about June 28, 2002, and in all amendments or supplements thereto.

Dated June 24, 2002



                       /s/ Richard T. Pratt, DBA
                       -------------------------
                       Richard T. Pratt, DBA